Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2024 RESULTS

Third Quarter 2024 Highlights
◾
Net sales of $984 million

◾
Operating income margin of 14.8%; Adjusted operating income margin of 17.3%

◾
EPS of $1.77; Adjusted EPS of $2.14

◾
Cash flows from operations of $199 million and 134% cash conversion

◾
Returned $91 million to shareholders through dividends and share repurchases

CLEVELAND, Thursday, October 31, 2024 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported third quarter 2024 net income of $100.8 million, or diluted earnings per share (EPS) of $1.77, which includes special item after-tax net charges of $21.6 million, or $0.37 EPS. This compares with prior year period net income of $129.3 million, or $2.22 EPS, which included special item after-tax net charges of $10.1 million, or $0.18 EPS. Excluding special items, third quarter 2024 adjusted net income was $122.4 million, or $2.14 adjusted EPS. This compares with adjusted net income of $139.5 million, or $2.40 adjusted EPS, in the prior year period.

Third quarter 2024 sales decreased 4.8% to $983.8 million reflecting a 7.7% decrease in organic sales and a 3.0% benefit from acquisitions. Operating income for the third quarter 2024 was $145.6 million, or 14.8% of sales, as compared with operating income of $171.4 million, or 16.6% of sales, in the prior year period. Excluding special items, adjusted operating income was $169.8 million, or 17.3% of sales, as compared with $183.4 million, or 17.7% of sales, in the prior year period.

“Third quarter results demonstrated the resilience of our business as benefits from our strategic initiatives, diligent cost management, and lower employee-related costs generated solid profitability and cash flow performance,” stated Steven B. Hedlund, President and Chief Executive Officer. “During the quarter we initiated broader cost saving measures to address slowing organic sales trends, while investing in long-term growth and operational excellence, which will position the Company to outperform through the cycle.”

Nine Months 2024 Summary

Net income for the nine months ended September 30, 2024 was $325.9 million, or $5.68 EPS, which includes special item after-tax net charges of $59.4 million, or $1.04 EPS. This compares with prior year period net income of $388.6 million, or $6.67 EPS, which included special item after-tax net charges of $17.3 million, or $0.30 EPS. Excluding these items, adjusted net income for the nine months ended September 30, 2024 decreased 5.1% to $385.3 million, or $6.72 EPS, compared with $405.9 million, or $6.97 EPS, in the prior year period.

Sales decreased 4.7% to $2,986.6 million in the nine months ended September 30, 2024 reflecting a 6.1% decrease in organic sales and a 1.5% benefit from acquisitions. Operating income for the nine months ended September 30, 2024 was $459.4 million, or 15.4% of sales. This compares with operating income of $513.8 million, or 16.4% of sales, in the comparable 2023 period. Excluding special items, adjusted operating income was $518.8 million, or 17.4% of sales, as compared with $536.7 million, or 17.1% of sales, in the prior year period.

Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.75 per share, or $3.00 per share on an annualized basis, a 5.6% increase from the prior quarterly cash dividend. The declared quarterly cash dividend of $0.75 per share is payable January 15, 2025 to shareholders of record as of December 31, 2024.

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2024 RESULTS

Webcast Information

A conference call to discuss third quarter 2024 financial results will be webcast live today, October 31, 2024, at 10:00 a.m., Eastern Time. Those interested in participating via webcast in listen-only mode can access the event here or on the Company's Investor Relations home page at https://ir.lincolnelectric.com. For participants who would like to participate via telephone, please dial (888) 440-4368 (domestic) or (646) 960-0856 (international) and use confirmation code 6709091. A replay of the earnings call will be available via webcast on the Company's website.

About Lincoln Electric

Lincoln Electric is the world leader in the engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and has a leading global position in brazing and soldering alloys. Lincoln is recognized as the Welding Expert™ for its leading materials science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. Headquartered in Cleveland, Ohio, Lincoln operates 71 manufacturing and automation system integration locations across 21 countries and maintains a worldwide network of distributors and sales offices serving customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate, adjusted diluted earnings per share (“adjusted EPS”), Organic sales, Cash conversion, adjusted net operating profit after taxes and adjusted return on invested capital (“adjusted ROIC”) are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as the impact of the Russia-Ukraine conflict, political unrest, acts of terror, natural disasters and pandemics on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended September 30,				Prior Year
	2024	% of Sales	2023	% of Sales	$	%
Net sales	$983,759	100.0%	$1,033,214	100.0%	$(49,455)	(4.8)%
Cost of goods sold	631,681	64.2%	667,584	64.6%	35,903	5.4%
Gross profit	352,078	35.8%	365,630	35.4%	(13,552)	(3.7)%
Selling, general & administrative expenses	186,291	18.9%	187,115	18.1%	824	0.4%
Rationalization and asset impairment charges	20,227	2.1%	7,074	0.7%	(13,153)	(185.9)%
Operating income	145,560	14.8%	171,441	16.6%	(25,881)	(15.1)%
Interest expense, net	11,974	1.2%	10,809	1.0%	(1,165)	(10.8)%
Other (expense) income	(1,644)	(0.2)%	801	0.1%	(2,445)	(305.2)%
Income before income taxes	131,942	13.4%	161,433	15.6%	(29,491)	(18.3)%
Income taxes	31,186	3.2%	32,090	3.1%	904	2.8%
Effective tax rate	23.6%		19.9%		(3.7)%
Net income	$100,756	10.2%	$129,343	12.5%	$(28,587)	(22.1)%

Basic earnings per share	$1.78		$2.26		$(0.48)	(21.2)%
Diluted earnings per share	$1.77		$2.22		$(0.45)	(20.3)%
Weighted average shares (basic)	56,565		57,320
Weighted average shares (diluted)	57,066		58,136

					Fav (Unfav) to
	Nine Months Ended September 30,				Prior Year
	2024	% of Sales	2023	% of Sales	$	%
Net sales	$2,986,639	100.0%	$3,133,122	100.0%	$(146,483)	(4.7)%
Cost of goods sold	1,882,349	63.0%	2,038,707	65.1%	156,358	7.7%
Gross profit	1,104,290	37.0%	1,094,415	34.9%	9,875	0.9%
Selling, general & administrative expenses	593,523	19.9%	569,979	18.2%	(23,544)	(4.1)%
Rationalization and asset impairment charges	51,322	1.7%	10,618	0.3%	(40,704)	(383.3)%
Operating income	459,445	15.4%	513,818	16.4%	(54,373)	(10.6)%
Interest expense, net	31,414	1.1%	35,708	1.1%	4,294	12.0%
Other (expense) income	(935)	—%	11,727	0.4%	(12,662)	(108.0)%
Income before income taxes	427,096	14.3%	489,837	15.6%	(62,741)	(12.8)%
Income taxes	101,217	3.4%	101,232	3.2%	15	0.0%
Effective tax rate	23.7%		20.7%		(3.0)%
Net income	$325,879	10.9%	$388,605	12.4%	$(62,726)	(16.1)%

Basic earnings per share	$5.74		$6.76		$(1.02)	(15.1)%
Diluted earnings per share	$5.68		$6.67		$(0.99)	(14.8)%
Weighted average shares (basic)	56,749		57,465
Weighted average shares (diluted)	57,349		58,277

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	September 30, 2024	December 31, 2023
Cash and cash equivalents	$404,218	$393,787
Accounts receivable, net	517,035	538,830
Inventories	612,412	562,864
Total current assets	1,757,101	1,693,111
Property, plant and equipment, net	624,403	575,316
Total assets	3,664,545	3,377,297
Trade accounts payable	323,584	325,435
Total current liabilities	951,336	754,610
Short-term debt (1)	111,993	2,439
Long-term debt, less current portion	1,150,616	1,102,771
Total equity	1,339,190	1,308,852

Operating Working Capital	September 30, 2024	December 31, 2023
Average operating working capital to Net sales (2)	19.1%	17.1%

Invested Capital	September 30, 2024	December 31, 2023
Short-term debt (1)	$111,993	$2,439
Long-term debt, less current portion	1,150,616	1,102,771
Total debt	1,262,609	1,105,210
Total equity	1,339,190	1,308,852
Invested capital	$2,601,799	$2,414,062

Total debt / invested capital	48.5%	45.8%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating income as reported	$145,560	$171,441	$459,445	$513,818
Special items (pre-tax):
Rationalization and asset impairment charges (2)	20,227	7,074	51,322	10,618
Acquisition transaction costs (3)	610	—	4,551	—
Amortization of step up in value of acquired inventories (5)	3,359	4,852	3,474	12,252
Adjusted operating income (1)	$169,756	$183,367	$518,792	$536,688
As a percent of net sales	17.3%	17.7%	17.4%	17.1%

Net income as reported	$100,756	$129,343	$325,879	$388,605
Special items:
Rationalization and asset impairment charges (2)	20,227	7,074	51,322	10,618
Acquisition transaction costs (3)	610	—	4,551	—
Pension settlement charges (4)	3,966	—	3,966	—
Amortization of step up in value of acquired inventories (5)	3,359	4,852	3,474	12,252
Loss (gain) on asset disposal (6)	—	—	4,950	(1,646)
Tax effect of Special items (7)	(6,550)	(1,780)	(8,858)	(3,908)
Adjusted net income (1)	122,368	139,489	385,284	405,921
Interest expense, net	11,974	10,809	31,414	35,708
Income taxes as reported	31,186	32,090	101,217	101,232
Tax effect of Special items (7)	6,550	1,780	8,858	3,908
Adjusted EBIT (1)	$172,078	$184,168	$526,773	$546,769

Effective tax rate as reported	23.6%	19.9%	23.7%	20.7%
Net special item tax impact	—%	(0.4)%	(1.5)%	(0.1)%
Adjusted effective tax rate (1)	23.6%	19.5%	22.2%	20.6%

Diluted earnings per share as reported	$1.77	$2.22	$5.68	$6.67
Special items per share	0.37	0.18	1.04	0.30
Adjusted diluted earnings per share (1)	$2.14	$2.40	$6.72	$6.97

Weighted average shares (diluted)	57,066	58,136	57,349	58,277

(1)	Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate and adjusted diluted EPS are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)

Items in 2024 primarily relate to rationalization plans initiated during the third quarter of 2024 in all three segments, as well as previously initiated plans and the disposition of the Company’s Russian entity in International Welding. Items in 2023 primarily relate to plans previously initiated within International Welding.

(3) Related to acquisitions and are included in Selling, general & administrative expenses.

(4)	Pension settlement charges primarily due to the final settlement associated with the termination of a pension plan and are included in Other (expense) income.
(5)	Related to acquisitions and are included in Cost of goods sold.
(6)	Loss (gain) on asset disposal is included in Other (expense) income.
(7)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Twelve Months Ended September 30,
Return on Invested Capital	2024	2023
Net income as reported	$482,523	$497,751
Plus: Interest expense (after-tax)	37,665	36,283
Less: Interest income (after-tax)	7,845	3,104
Net operating profit after taxes	$512,343	$530,930
Special Items:
Rationalization and asset impairment charges	29,390	13,001
Acquisition transaction costs	4,554	2,935
Pension settlement charges	4,811	—
Amortization of step up in value of acquired inventories	3,471	12,253
Loss (gain) on asset disposal	4,950	(1,646)
Tax effect of Special items (2)	(2,413)	(5,159)
Adjusted net operating profit after taxes (1)	$557,106	$552,314

Invested Capital	September 30, 2024	September 30, 2023
Short-term debt	$111,993	$7,700
Long-term debt, less current portion	1,150,616	1,102,858
Total debt	1,262,609	1,110,558
Total equity	1,339,190	1,225,582
Invested capital	$2,601,799	$2,336,140

Return on invested capital as reported	19.7%	22.7%
Adjusted return on invested capital (1)	21.4%	23.6%

(1)	Adjusted net operating profit after taxes and adjusted ROIC are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2024	2023
OPERATING ACTIVITIES:
Net income	$100,756	$129,343
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	2,168	(6)
Depreciation and amortization	22,644	21,489
Pension settlement net charges	3,966	—
Other non-cash items, net	(7,051)	41
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	50,650	25,585
Decrease in inventories	5,930	51,514
Net change in other current assets	(14,758)	(1,454)
Decrease in trade accounts payable	(35,844)	(26,238)
Net change in other current liabilities	72,402	29,226
Net change in other long-term assets and liabilities	(1,662)	(6,396)
NET CASH PROVIDED BY OPERATING ACTIVITIES	199,201	223,104

INVESTING ACTIVITIES:
Capital expenditures	(35,722)	(25,907)
Acquisition of businesses, net of cash acquired	(100,092)	(28)
Proceeds from sale of property, plant and equipment	1,203	704
Purchase of marketable securities	—	468
NET CASH USED BY INVESTING ACTIVITIES	(134,611)	(24,763)

FINANCING ACTIVITIES:
Proceeds from (payments on) short-term borrowings	6,099	(2,594)
Proceeds from long-term borrowings	150,000	—
Payments on long-term borrowings	(169)	(1,019)
Proceeds from exercise of stock options	899	1,289
Purchase of shares for treasury	(50,392)	(45,355)
Cash dividends paid to shareholders	(40,283)	(36,805)
NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	66,154	(84,484)

Effect of exchange rate changes on Cash and cash equivalents	802	8,327
INCREASE IN CASH AND CASH EQUIVALENTS	131,546	122,184
Cash and cash equivalents at beginning of period	272,672	220,483
Cash and cash equivalents at end of period	$404,218	$342,667

Cash dividends paid per share	$0.71	$0.64

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2024	2023
OPERATING ACTIVITIES:
Net income	$325,879	$388,605
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	25,919	1,128
Depreciation and amortization	65,095	64,701
Pension settlement net charges	3,966	—
Other non-cash items, net	9,484	21,427
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	36,166	6,695
(Increase) decrease in inventories	(21,696)	57,781
Net change in other current assets	(19,911)	(14,729)
Increase in trade accounts payable	(6,888)	(24,672)
Net change in other current liabilities	67,310	57,975
Net change in other long-term assets and liabilities	17,858	(13,031)
NET CASH PROVIDED BY OPERATING ACTIVITIES	503,182	545,880

INVESTING ACTIVITIES:
Capital expenditures	(85,117)	(66,459)
Acquisition of businesses, net of cash acquired	(252,746)	(32,685)
Proceeds from sale of property, plant and equipment	2,506	4,596
Purchase of marketable securities	—	(6,561)
NET CASH USED BY INVESTING ACTIVITIES	(335,357)	(101,109)

FINANCING ACTIVITIES:
Proceeds from (payments on) short-term borrowings	5,521	(74,818)
Proceeds from long-term borrowings	550,000	—
Payments on long-term borrowings	(400,508)	(7,997)
Proceeds from exercise of stock options	25,880	13,299
Purchase of shares for treasury	(211,212)	(130,589)
Cash dividends paid to shareholders	(121,979)	(111,277)
NET CASH USED BY FINANCING ACTIVITIES	(152,298)	(311,382)

Effect of exchange rate changes on Cash and cash equivalents	(5,096)	12,128
INCREASE IN CASH AND CASH EQUIVALENTS	10,431	145,517
Cash and cash equivalents at beginning of period	393,787	197,150
Cash and cash equivalents at end of period	$404,218	$342,667

Cash dividends paid per share	$2.13	$1.92

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended September 30, 2024
Net sales	$637,026	$216,224	$130,509	$—	$983,759
Inter-segment sales	30,845	7,371	3,155	(41,371)	—
Total sales	$667,871	$223,595	$133,664	$(41,371)	$983,759

Net income					$100,756
As a percent of total sales					10.2%

EBIT (1)	$102,158	$17,175	$20,690	$3,893	$143,916
As a percent of total sales	15.3%	7.7%	15.5%		14.6%
Special items charges (3)	23,357	2,926	1,269	610	28,162
Adjusted EBIT (2)	$125,515	$20,101	$21,959	$4,503	$172,078
As a percent of total sales	18.8%	9.0%	16.4%		17.5%

Three months ended September 30, 2023
Net sales	$665,228	$242,010	$125,976	$—	$1,033,214
Inter-segment sales	28,875	4,896	2,299	(36,070)	—
Total sales	$694,103	$246,906	$128,275	$(36,070)	$1,033,214

Net income					$129,343
As a percent of total sales					12.5%

EBIT (1)	$132,420	$22,369	$20,405	$(2,952)	$172,242
As a percent of total sales	19.1%	9.1%	15.9%		16.7%
Special items charges (4)	4,056	7,870	—	—	11,926
Adjusted EBIT (2)	$136,476	$30,239	$20,405	$(2,952)	$184,168
As a percent of total sales	19.7%	12.2%	15.9%		17.8%

(1)	EBIT is defined as Operating income plus Other (expense) income.
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2024 primarily reflect Rationalization net charges of $16,282 in Americas Welding, $2,676 in International Welding and $1,269 in Harris Products Group. In addition, there was an amortization of step up in value of acquired inventories of $3,109 and $250 in Americas Welding and International Welding, respectively, pension settlement charges of $3,966 in Americas Welding and acquisition transaction costs of $610 in Corporate/Eliminations.

(4)

Special items in 2023 primarily reflect amortization of step up in value of acquired inventories of $3,648 and $1,204 in Americas and International Welding, respectively, and rationalization and asset impairment net charges of $408 and $6,666 in Americas and International Welding, respectively.

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Nine months ended September 30, 2024
Net sales	$1,910,061	$690,743	$385,835	$—	$2,986,639
Inter-segment sales	98,624	24,628	9,520	(132,772)	—
Total sales	$2,008,685	$715,371	$395,355	$(132,772)	$2,986,639

Net income					$325,879
As a percent of total sales					10.9%

EBIT (1)	$374,554	$36,357	$64,095	$(16,496)	$458,510
As a percent of total sales	18.6%	5.1%	16.2%		15.4%
Special items charges (3)	23,711	37,230	2,666	4,656	68,263
Adjusted EBIT (2)	$398,265	$73,587	$66,761	$(11,840)	$526,773
As a percent of total sales	19.8%	10.3%	16.9%		17.6%

Nine months ended September 30, 2023
Net sales	$2,000,839	$747,829	$384,454	$—	$3,133,122
Inter-segment sales	92,043	19,941	8,063	(120,047)	—
Total sales	$2,092,882	$767,770	$392,517	$(120,047)	$3,133,122

Net income					$388,605
As a percent of total sales					12.4%

EBIT (1)	$399,002	$82,183	$58,898	$(14,538)	$525,545
As a percent of total sales	19.1%	10.7%	15.0%		16.8%
Special items charges (4)	9,798	11,426	—	—	21,224
Adjusted EBIT (2)	$408,800	$93,609	$58,898	$(14,538)	$546,769
As a percent of total sales	19.5%	12.2%	15.0%		17.5%

(1)	EBIT is defined as Operating income plus Other income.
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2024 primarily reflect rationalization net charges of $16,521 in Americas Welding, $32,030 in International Welding, including the impact of the Company’s disposition of its Russian entity, and $2,666 in Harris Products Group. In addition, there was a loss on asset disposal of $4,950 recorded to Other (expense) income in International Welding, an amortization of step up in value of acquired inventories of $3,224 and $250 in Americas Welding and International Welding, respectively, pension settlement charges of $3,966 in Americas Welding, and acquisition transaction costs of $4,551 in Corporate/Eliminations.

(4)

Special items in 2023 primarily reflect amortization of step up in value of acquired inventories of $9,390 and $2,862 in Americas and International Welding, respectively, Rationalization and asset impairment net charges of $408 and $10,210 in Americas and International Welding, respectively, and a gain on asset disposal of $1,646 in International Welding.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2023	Volume	Acquisitions	Price	Exchange	2024
Operating Segments
Americas Welding	$665,228	$(57,292)	$30,212	$2,505	$(3,627)	$637,026
International Welding	242,010	(28,899)	1,064	(1,349)	3,398	216,224
The Harris Products Group	125,976	(3,727)	—	8,898	(638)	130,509
Consolidated	$1,033,214	$(89,918)	$31,276	$10,054	$(867)	$983,759

% Change
Americas Welding		(8.6)%	4.5%	0.4%	(0.5)%	(4.2)%
International Welding		(11.9)%	0.4%	(0.6)%	1.4%	(10.7)%
The Harris Products Group		(3.0)%	—	7.1%	(0.5)%	3.6%
Consolidated		(8.7)%	3.0%	1.0%	(0.1)%	(4.8)%

Nine Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2023	Volume	Acquisitions	Price	Exchange	2024
Operating Segments
Americas Welding	$2,000,839	$(145,610)	$46,796	$11,311	$(3,275)	$1,910,061
International Welding	747,829	(50,728)	1,121	(8,508)	1,029	690,743
The Harris Products Group	384,454	(15,106)	—	17,069	(582)	385,835
Consolidated	$3,133,122	$(211,444)	$47,917	$19,872	$(2,828)	$2,986,639

% Change
Americas Welding		(7.3)%	2.3%	0.6%	(0.2)%	(4.5)%
International Welding		(6.8)%	0.1%	(1.1)%	0.1%	(7.6)%
The Harris Products Group		(3.9)%	—	4.4%	(0.2)%	0.4%
Consolidated		(6.7)%	1.5%	0.6%	(0.1)%	(4.7)%